Exhibit 23.1 CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement on Form S-3 of Room Plus, Inc. of our report dated March 30, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of Room Plus, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ EHRENKRANTZ STERLING & CO., LLC
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EHRENKRANTZ STERLING & CO., LLC
Certified Public Accountants
Livingston, New Jersey

July __, 1998